Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 25, 2012, with respect to the financial statements included in the Annual Report of the Deltek, Inc. Amended and Restated Employee Stock Purchase Plan on Form 11-K for the year ended February 29, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Deltek, Inc. on Forms S-8 (Files No. 333-165099 and 333-147069)

/s/ Grant Thornton LLP
Baltimore, Maryland
May 25, 2012